UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2022

BIOLASE, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36385	87-0442441
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27042 Towne Centre Drive, Suite 270 Lake Forest, California		92610
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 361-1200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BIOL	The NASDAQ Stock Market LLC (NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2022, the Board of Directors (the “Board”) of Biolase, Inc. (the “Company”) made certain appointments to the Audit, Compensation, Nominating and Corporate Governance, and Clinical Committees of the Board.

Kathleen O’Loughlin and Kenneth Yale were appointed as members of the Audit Committee of the Board, Jonathan Lord remains on this committee, and Jess Roper remains the Chair of this committee. Carol Summerhays and Martha Somerman were appointed as members of the Compensation Committee, and Jonathan Lord remains the Chair of this committee. Kathleen O’Loughlin, Kenneth Yale, Carol Summerhays, and Martha Somerman were appointed to the Nominating and Corporate Governance Committee of the Board, Jess Roper remains on this committee, and Jonathan Lord remains Chair of this committee. Kathleen O’Loughlin, Kenneth Yale, and Carol Summerhays were appointed as members of the Clinical Committee of the Board, and Martha Somerman was appointed Chair.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLASE, INC.

Date: May 13, 2022	By	/s/ John R. Beaver
	Name:	John R. Beaver
	Title:	President and Chief Executive Officer